EXHIBIT 99.1

Draft

Park City, UT Thursday, September 30, 2021 Phoenix Rising Companies (OTCQB:PRCX) – Corporate Review and New Direction

After more than a year of attempting to clarify and satisfy various issues surrounding international ownership of Chinese entities and properties, Phoenix Rising is prepared to share its findings related to Wandi Mining in preparation for one or more US acquisitions.

As a recap, in recent years, serious conflicts have arisen between US corporate ownership of businesses and properties in China due to Chinese governmental requirements. After working to satisfy all the acquisition details related to Wandi, and recent Chinese regulatory initiatives, it became evident to management that finalizing ownership and political differences with its Chinese properties and entities ultimately fit neither its business objectives nor long-term shareholder’s interests. As a result, management has made a series of executive and strategic decisions in order to abandon and unwind the Wandi Mining acquisition, and pave the way for renewed shareholder confidence by seeking US-based acquisitions.

Recent statements and regulatory actions by the Chinese government, such as those related to natural resources, data, security, anti-monopoly concerns, entertainment, education, finance, real estate, video gaming, advertising, casino operations, social mores, healthcare and China’s extension of authority into Hong Kong, has impacted our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.  Under current regulatory conditions in China, virtually no aspect of society is being left unaffected by these changes; therefore we expect that our business and operations would also be affected by China regulatory actions in the future. Furthermore, the policies of the Chinese government, including the implementation of the National Security Law in Hong Kong, recent legislative and government policy changes, including the redistribution of wealth in society away from financially successful businesses under the Chinese government’s Common Prosperity policy, may impact our ability to operate with legal certainty.  In sum, we have determined that the risk of losing the enormous financial investment required to build out the infrastructure of a mining project in China is too great in light of other, less risky, available investments in jurisdictions with predictable regulatory and legal environments.

During the past year, the company has been developing relationships with US-based companies who are seeking to be acquired by a public entity. After reasonable due diligence, Phoenix Rising has identified companies that have revenues and operations that can be positioned for scaling in order to reach greater objectives, and is currently set to execute a letter of intent with an aesthetic medical device company, which should be finalized by early October 2022.

DS Chang, CEO of Phoenix Rising, remarked, “We appreciate the patience our shareholders and the patience they have exerted on our behalf as we have attempted to sort through these difficult situations and times. There are remedying this situation with renewed focus on acquisition opportunities in the U.S. and look forward to a bright future.”

For more information on Phoenix Rising Companies visit www.phoenix-cos.com or contact ir@phoenix-cos.com.

Disclosures and Caution Concerning Forward-Looking Statements: This press release contains forward-looking statements. Known and unknown risks may cause actual future results to vary widely. The statements are based upon Management's and any advisors’ current expectations, estimates and projections, are not guarantees of future performance and are subject to certain risks and uncertainties and other factors, some of which are beyond Management's control and are difficult to predict. A reader of this press release should not place undue reliance on forward-looking statements. Investors should understand investing in shares of PRCX involves a high degree of risk and should seek competent investment advice prior to purchasing shares.

This press release contains material information regarding PRCX. Regulation FD's public disclosure requirements include that material information must be disclosed to all shareholders at the same time. This nationally disseminated press release is made for the purpose of complying with such requirements.